EXHIBIT 4.5

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATES OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THIS WARRANT IS ALSO SUBJECT TO TRANSFER RESTRICTIONS CONTAINED IN THIS WARRANT

NO.	WARRANT TO PURCHASE SHARES OF COMMON STOCK

WARRANT TO PURCHASE

COMMON STOCK OF

ACTIVE SPORTS USA, INC.

This certifies that, for value received,                     , or his registered permitted assigns (collectively, the “Holder”), is entitled to purchase from Active Sports USA, Inc., a Florida corporation (the “Company”), subject to the terms and conditions set forth below’ at any time on or after the date of an IPO (as hereinafter defined) or simultaneously with a Sale of the Company (as hereinafter defined) and prior to the Expiration Date (as hereinafter defined),              shares of Common Stock (as hereinafter defined) at a purchase price of $1.00 per share (the “Purchase Price”). The Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided below.

ARTICLE I

DEFINITIONS

SECTION I.1 As used in this Warrant, the following terms shall have the respective meanings set forth herein.

(a) “Business Day” means a day other than a Saturday, Sunday or other day on which banks located in the State of Florida are authorized by law to remain closed.

(b) “Common Stock” means the common stock, par value $.01 per share, of the Company.

(c) “Expiration Date” means (i) with respect to an IPO, 5:00 p.m., Eastern time, on the date which is ninety (90) days after the date of the IPO or (ii) with respect to a Sale of the Company, the date and time of consummation of such transaction.

(d) “IPO” means the initial underwritten offer and sale of Common Stock pursuant to a registration statement on Form S-l, SB-1 or similar form that has been declared effective by the Securities and Exchange Commission (or any successor agency) pursuant to the Securities Act (or any successor statute).

(e) “Sale of the Company” means any transaction pursuant to which all or substantially all of the business or operations of the Company are directly or indirectly sold, assigned or transferred to an arms-length purchaser through the sale, exchange or other transfer! by purchase, merger or otherwise, of the assets or equity of the Company.

ARTICLE II

DURATION AND EXERCISE OF THE WARRANT

SECTION II.1 This Warrant may be exercised simultaneously with a Sale of the Company or at any time on or after the date of an IPO and prior to the Expiration Date.

SECTION II.2 This Warrant shall be exercised in accordance with the terms set forth herein.

(a) The Holder may exercise this Warrant in whole or in part (but not in denominations of fewer than five thousand (5,000) shares of Common Stock except upon an exercise of the Warrant with respect to the remaining balance of shares of Common Stock purchasable hereunder at the time of exercise) by surrender of this Warrant, with the Subscription Form (attached hereto) duly executed, to the Company at its principal office at 4300 S.W. 73rd Ave., Suite 107B, Miami, Florida 33155, together with payment of the aggregate Purchase Price in lawful money of the United States, or by certified check or official bank check payable in immediately available United States dollars to the order of the Company, subject to compliance with all the other terms and conditions set forth in this Warrant.

(b) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the aggregate Purchase Price for the shares of Common Stock for which this Warrant is being exercised, the Company shall cause to be issued to the Holder certificates representing the aggregate number of whole shares (as provided in Section 2.2(e) hereof) of Common Stock issuable upon such exercise. The stock certificate or certificates so issued shall be in such denominations as are required for delivery to the Holder, and the Company will deliver those certificates to the Holder as soon as practicable after the exercise of this Warrant.

(c) If the Holder exercises this Warrant with respect to fewer than all of the shares of Common Stock that may be purchased by the exercise of this Warrant, and such exercise occurs prior to the Expiration Date, then the Company shall execute and deliver to the Holder a new Warrant for the balance of the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

(d) The Company covenants and agrees that it will pay when due any and all taxes which may be payable with respect to the issue of any shares of Common Stock upon the exercise of this Warrant other than income or similar taxes of any kind imposed upon the Holder of this Warrant.

(e) The Company shall not be required to issue a fractional share of Common Stock upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round down to the nearest whole number of shares of Common Stock and shall not be required to issue a fractional share of Common Stock or to make any payment in lieu of issuing a fractional share of Common Stock.

ARTICLE III

ADJUSTMENTS UPON CERTAIN EVENTS; NOTICE OF CERTAIN EVENTS

SECTION III.1 The Purchase Price and the number and type of securities issuable on the exercise of this Warrant shall be subject to adjustment from time to time as follows.

(a) If the Company issues any shares of Common Stock as a dividend on the Common Stock, the Purchase Price then in effect will be proportionately reduced at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive the dividend or other distribution. For example, if the Company distributes one share of Common Stock as a dividend on each outstanding share of Common Stock the Purchase Price would be reduced by 50%.

(b) If by reason of a stock split or reclassification (i) the outstanding shares of Common Stock are subdivided into a greater number of shares of Common Stock, then the Purchase Price will be proportionately reduced at the opening of business on the day following the day when the subdivision becomes effective or (ii) the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, then the Purchase Price will be proportionately increased at the opening of business on the day following the day when the combination becomes effective.

(c) If by reason of a merger, consolidation, recapitalization or similar corporate event (which does not constitute a Sale of the Company), the holders of Common Stock receive securities or assets other than Common Stock, then effective upon the effective date of such event, the Holder shall have the right to receive, upon the exercise of this Warrant, the kind and amount of securities or assets which the Holder would have owned or have been entitled to receive after such event if the Warrant had been exercised immediately prior to such event.

SECTION III.2 Upon each adjustment of the Purchase Price pursuant to Section 3.1 hereof, this Warrant will after the adjustment evidence the right to purchase, at the adjusted Purchase Price, the number of shares (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares issuable on exercise of this Warrant immediately prior to the adjustment by the Purchase Price in effect immediately prior to the adjustment and (ii) dividing the resulting product by the Purchase Price in effect immediately after the adjustment. However, the Company will not be required to issue a fractional share or to make any payment in lieu of issuing a fractional share.

SECTION III.3 In any case in which Section 3.1 hereof shall require that an adjustment become effective as of a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder who exercised the Warrant after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment which was required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment.

SECTION III.4 Upon any adjustment of the Purchase Price or the number of shares of Common Stock issuable on the exercise of this Warrant, the Company shall give written notice thereof on the effective date of such adjustment, by first class mail, postage prepaid, to the Holder at the address of the Holder as shown on the records of the Company, which notice shall state the Purchase Price resulting from such adjustment and the adjustment in the number of shares of Common Stock resulting from such adjustment and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

SECTION III.5 If at any time when this Warrant is outstanding the Company:

(a) intends to consummate an IPO;

(b) declares a dividend (or authorizes any other distribution) on its Common Stock payable otherwise than in cash;

(c) authorizes a reclassification, stock split or recapitalization of the Common Stock, or a consolidation or merger to which the Company is a party or a sale or transfer of all or substantially all the assets of the Company (including a Sale of the Company); or

(d) authorizes a voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company will mail written notice of such action to the Holder at least 20 days prior to the intended consummation date of the IPO or Sale of the Company or the record date, or other date, for determining the shareholders entitled to receive the dividend or distribution, or the securities or other property deliverable as a result of such action.

SECTION III.6 The form of this Warrant need not be changed because of any adjustment to the Purchase Price or to the number of shares of Common Stock issuable on the exercise of this Warrant. Warrants issued after such adjustment may continue to describe the Purchase Price and the number of shares of Common Stock which were described in this Warrant as initially issued.

ARTICLE IV

OTHER PROVISIONS RELATING TO THE RIGHTS OF THE HOLDER

SECTION IV.1 If this Warrant is duly exercised, then the Holder will for all purposes be deemed to become the holder of record of the shares of Common Stock as to which this Warrant is exercised on, the certificate for such shares will be dated, and this Warrant will be deemed to have been exercised on, the date this Warrant is surrendered for exercise and the aggregate Purchase Price paid in accordance with Section 2.2 hereof, except that if that date is not a Business Day, then the Holder will be deemed to become the record holder of the shares of Common Stock on, the certificate will be dated, and this Warrant will be deemed to have been exercised on the next succeeding Business Day. The Holder will not be entitled to any rights whatsoever as a holder of the shares of Common Stock, including the right to vote and to receive dividends, until the Holder becomes or is deemed to become the holder of such shares pursuant to the terms hereof.

SECTION IV.2 The Company covenants and agrees that it will at all times reserve and keep available for the exercise of this Warrant a sufficient number of authorized but unissued shares of Common Stock to permit the exercise in full of this Warrant.

SECTION IV.3 The Company covenants and agrees that all shares of Common Stock issued upon the exercise of this Warrant and against payment of the aggregate Purchase Price in accordance with Section 2.2 hereof will be validly issued, fully paid and nonassessable.

SECTION IV.4 The Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times not greater than the current Purchase Price.

ARTICLE V

RESTRICTIONS ON TRANSFERABILITY; OTHER AGREEMENTS OF HOLDER

SECTION V.1 The Holder shall not sell, transfer, assign, convey, pledge, donate, hypothecate, grant an option to, or otherwise encumber or dispose of this Warrant, without the prior written consent of the Company which may be withheld at the sole discretion of the Company.

SECTION V.2 Any transfer permitted under this Warrant will be made by surrender of this Warrant to the Company at its principal office with the Form of Assignment (attached hereto) duly executed and funds sufficient to pay any transfer tax. In such event the Company will, without charge, execute and deliver a new Warrant to and in the name of the assignee named in the instrument of assignment and this Warrant will promptly be canceled, and if the assignor does not transfer all of its Warrants hereunder, the Company will execute and deliver a new Warrant to and in the name of the assignor representing the remaining Warrants held by the assignor.

SECTION V.3 The Holder agrees, if requested by the Company and the managing underwriter of a firm-commitment initial public offering of Common Stock, not to sell, transfer, assign, convey, pledge, donate, hypothecate, grant an option to or otherwise encumber or dispose of whether in privately negotiated or open market transactions, any Common Stock held by the Holder during the ninety (90) day period following the effective date of the IPO or such other period requested by the managing underwriter but in no event for a period in excess of two hundred seventy (270) days following such effective date.

ARTICLE VI

REPLACEMENT OF WARRANTS

SECTION VI.1 Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification of the Company by the Holder, or, in the case of mutilation, upon surrender of the mutilated Warrant, the Company will execute and deliver a new Warrant bearing the same terms and date as the lost, stolen or destroyed Warrant, which will thereupon become void.

ARTICLE VII

MISCELLANEOUS

SECTION VII.1 Unless the shares of Common Stock issuable upon exercise of this Warrant have been registered under the Securities Act, upon exercise of the Warrant and the issuance of the shares of Common Stock issuable thereon, all certificates representing such shares shall bear on the face thereof substantially the following legend:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or unless an opinion of counsel satisfactory to the issuer is obtained stating that such disposition is in compliance with an available exemption from such registration.

SECTION VII.2 All notices and other communications under this Warrant must be in writing. Any notice or communication to the Company will be effective upon the earlier of actual receipt or the third business day after mailing by first-class mail (which shall be certified or registered, return receipt requested), postage prepaid, addressed (until another address is designated by the Company) as follows:

Active Sports USA, Inc.

4300 S.W. 73rd Ave.. Suite 107B

Miami, Florida 33155

Attention: James M. Woodman, IV, President

Any notice or demand authorized by this Warrant to be given or made by the Company to the Holder must be given in accordance with Section 3.5.

SECTION VII.3 All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder will bind and inure to the benefit of their respective successors and permitted assigns, if any. This Warrant shall be binding upon any corporation or other such entity succeeding to the Company by consolidation, merger or acquisition of all or substantially all of the Company’s assets or like transaction.

SECTION VII.4 The validity, interpretation and performance of this Warrant will be governed by the laws of the State of Florida without regard to the principles of conflicts of laws thereof. This Warrant shall be subject to the exclusive jurisdiction of the courts of Miami-Dade County, Florida. The parties irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Florida located in Miami-Dade County for the purpose of resolving any disputes among the parties relating to this Warrant or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to such exclusive jurisdiction.

SECTION VII.5 Nothing in this Warrant will give any person, corporation or other entity other than the Company and the Holder any right or claim under this Warrant, and all agreements in this Warrant will be for the sole benefit of the Company, the Holder and their respective successors and permitted assigns, if any.

SECTION VII.6 This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder, except that modifications may be made by the Company which give effect to the adjustment provisions of Article III hereof.

SECTION VII.7 The Article headings in this Warrant are for convenience only, are not part of this Warrant and will not affect the interpretation of its terms.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of the     day of                     , 1999.

ACTIVE SPORTS USA, INC.

By:
Name:	James Monroe Woodman, IV
Title:	President

SUBSCRIPTION FORM

To Be Executed By The Warrant Holder

In Order To Exercise The Warrant

To:   Active Sports USA, Inc.

The undersigned                      (Social Security, Passport, or Tax Identification Number                     ), hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for and to purchase thereunder,                      shares of Common Stock of Active Sports USA, Inc., in the amount of $            . The undersigned requests that certificates for those shares of Common Stock be issued as follows:

Full Name of Undersigned:	_______________________________

Address of Undersigned:	_______________________________

Name to Deliver to:	_______________________________

Address to Deliver to:	_______________________________

IN WITNESS WHEREOF, this Subscription Form has been duly executed by the undersigned as of the      day of                 ,                 .

Signature:

FORM OF ASSIGNMENT

(To Be Executed Only Upon An Assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto                          the right to purchase              shares of Common Stock of Active Sports USA, Inc. evidenced by the within Warrant.

Signature:

Signature Guaranteed:

SCHEDULE A

Warrantholder	Number of Shares
Jane Townsend	78
David Raucher	3,948
Jonathan Malone	78
Ruth and Michael Sember	3,158
Jeffrey Tompkins	394
James Monroe Woodman III	394